UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2013

FIRST CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-25023	35-2056949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (812) 738-2198

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of First Capital, Inc. (the “Company”) was held on May 22, 2013.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three year terms or until their successors are elected and qualified, by the following vote:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Christopher L. Byrd	1,468,609	58,114	557,581
Pamela G. Kraft	1,472,375	54,348	557,581
Mark D. Shireman	1,445,839	80,884	557,581
Michael L. Shireman	1,381,333	145,390	557,581
Samuel E. Uhl	1,372,172	154,551	557,581

2.
The appointment of Monroe Shine & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
2,052,664	30,611	1,029	—

3.	An advisory vote taken on the resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,367,328	139,724	19,671	557,581

4.	An advisory vote was taken on the selection of the frequency of the advisory vote on the compensation of the Company’s named executive officers. The results of the vote were as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
1,364,393	70,134	78,471	13,725	557,581

The Company’s Board of Directors has determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included annually in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Date: May 24, 2013	By:	/s/ William H. Harrod
William H. Harrod
President and Chief Executive Officer